SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ______________________

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
               -------------------------------------------------
                                November 1, 2004


                                NOXSO CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Virginia                         000-17454            54-1118334
-------------------------------     ------------------------ -------------------
(State or other jurisdiction of     (Commission file number)    (IRS employer
        incorporation)                                       identification no.)

          1065 South 500 West, Bountiful, Utah              84010
        ----------------------------------------          ----------
        (Address of principal executive offices)          (Zip code)


                                 (801) 296-6976
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)


                   This document contains a total of 16 pages.

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Item 1.01 Entry into a Material Definitive Agreement

         On November 1, 2004, the Company entered into a Purchase and Sale Agreement (the "Agreement") with Rocky Point Partners, LLC ("RPP"). Gary T. Robinson, who has done and continues to do consulting work for the Company, is a managing member of RPP.

         Subject to the satisfaction of specified conditions, the Agreement provides for the sale of approximately 151 acres of real property in Dallas, Dallas County, Texas (the "Property") by RPP to the Company in exchange for $6,500,000 (the "Purchase Price"). The Agreement calls for the payment of $500,000 in Earnest Money that will be paid in the form of two promissory notes in the principal amounts of $300,000 and $200,000. The $300,000 note will be due and payable in full at closing and, subject to certain contingencies, the $200,000 promissory note will be due and payable in a single balloon payment on the eighteen month anniversary of that note.

         At closing, convertible promissory notes in the principal amount of $3,600,000 will be issued to RPP. These convertible promissory notes in the principal amount of $3,600,000 will be due and payable on the one year anniversary of the date these notes. Upon the satisfaction of various conditions on or after closing, additional convertible promissory notes in the principal amount of $2,300,000 will be issued to RPP as payment for the remaining Purchase Price. These convertible promissory notes in the principal amount of $2,300,000 will be due and payable on the one year anniversary of the date of the notes. The convertible promissory notes in the principal amount of $6,000,000 will be convertible into a maximum of 5,000,000 shares of the Company's common stock.

         On November 1, 2004, the Company received a fully executed letter agreement (the "Letter Agreement"), dated October 26, 2004, with Park Avenue Mortgage Group, Inc. ("PAMG"). Under the Letter Agreement, PAMG will seek to obtain financing for the Company that is secured by the Property. PAMG will be entitled to a commission and warrants upon successful completion of a loan transaction on terms that are satisfactory to the Company. PAMG will be working with Parkview Partners, Ltd. in connection with such financing efforts.

         A copy of the Agreement and the earnest money notes are attached hereto as Exhibit 10.1 through 10.3. A copy of the Letter Agreement is attached hereto as Exhibit 10.4.

Item 9.01 Financial Statements and Exhibits

         a.       Financial statements of businesses acquired

                  Not applicable.

         b.       Pro forma financial information

                  Not applicable

         c.       Exhibits

                  Number                      Description
                  ------                      -----------

                  10.1 Purchase and Sale Agreement by and between the Company and Rocky Point Partners, LLC, dated November 1, 2004
                  10.2 Earnest Money Promissory Note in the Principal Amount of $300,000
                  10.3 Earnest Money Promissory Note in the Principal Amount of $200,000
                  10.4 Letter Agreement by and between the Company and Park Avenue Mortgage Group, Inc., dated October 26, 2004

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 NOXSO CORPORATION




Date: November 5, 2004                           By /s/ Richard J. Anderson
                                                   ----------------------------
                                                   Richard Anderson
                                                   President

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